UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2026
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported in a Form 8-K filed by Otter Tail Corporation on March 23, 2026 (the “March 8-K”), Otter Tail Power Company ("OTP”), a wholly owned subsidiary of Otter Tail Corporation, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) on March 19, 2026, with the purchasers named therein (the “Purchasers”), pursuant to which OTP agreed to issue to the Purchasers, in a private placement transaction, $170,000,000 aggregate principal amount of the Company’s senior unsecured notes consisting of $100,000,000 in aggregate principal amount of its 5.33% Series 2026A Senior Unsecured Notes due March 19, 2036 (the “Series 2026A Notes”) and $70,000,000 in aggregate principal amount of its 6.04% Series 2026B Senior Unsecured Notes due June 4, 2056 (the “Series 2026B Notes”) (collectively, the “Notes”).
On June 4, 2026, OTP issued the Series 2026B Notes pursuant to the Note Purchase Agreement for aggregate proceeds of $70,000,000. OTP will use the proceeds from the issuance to fund capital expenditures, refinance existing indebtedness, and for general corporate purposes.
As reported in the March 8-K, the Note Purchase Agreement contains a number of restrictions on the business of OTP that were effective upon execution of the Note Purchase Agreement. These include restrictions and limitations on OTP’s abilities to merge, sell substantially all assets, create or incur liens on assets, guarantee the obligations of any other party, and engage in transactions with affiliates. The Note Purchase Agreement also contains other negative covenants and events of default, as well as certain financial covenants. Specifically, OTP may not permit its Interest-bearing Debt (as defined in the Note Purchase Agreement) to exceed 65% of Total Capitalization (as defined in the Note Purchase Agreement), determined as of the end of each fiscal quarter. OTP is also restricted from allowing its Priority Indebtedness (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization, determined as of the end of each fiscal quarter.
As reported in the March 8-K, the Note Purchase Agreement allows OTP to prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount so prepaid, together with unpaid accrued interest and a make-whole amount; provided that if no default or event of default exists under the Note Purchase Agreement, any prepayment made by OTP of all of the Series 2026A Notes then outstanding on or after December 19, 2035, or the Series 2026B Notes then outstanding on or after December 4, 2055, will be made without any make-whole amount. The Note Purchase Agreement also requires OTP to offer to prepay all outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a Change of Control (as defined in the Note Purchase Agreement).
The summary in this Item 2.03 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the March 8-K and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: June 5, 2026	By:	/s/ Tyler J. Nelson
Tyler J. Nelson
Vice President and Chief Financial Officer